EXHIBIT 5.1
May 31, 2010
Equal Energy Ltd.
Suite 2700, 500 – 4th Avenue S.W.
Calgary, Alberta, Canada T2P 2V6
Ladies and Gentlemen:
     We have acted as counsel to Equal Energy Ltd. (the “Company”) with respect to the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission in connection with the registration, under the Securities Act of 1933, as amended, by the Company of an aggregate of 2,190,252 of its common shares (the “Shares”) issuable pursuant to the Equal Energy Ltd. Stock Option Plan (2010) and the Equal Energy Ltd. Restricted Share and Performance Share Incentive Plan (2010) of the Company (together, the “Plans”).
     In connection with this opinion letter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the Registration Statement and such other records, documents, certificates, agreements, or other instruments and have made such other inquiries, all as we deemed necessary to enable us to render the opinions expressed below.
     In our examination of such documents, we have assumed the capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals of such documents and the conformity to original documents of all documents submitted to us as copies, certified copies or facsimiles thereof.
     The opinion hereinafter expressed is limited to matters governed by the laws of the Province of Alberta and the federal laws of Canada applicable therein in effect as of the date of this opinion.
     Based upon and subject to the forgoing and to the qualifications set forth herein, we are of the opinion that the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plans, will be legally issued, fully paid and non-assessable.
     We consent to the inclusion of this opinion as part of the Registration Statement and to the reference to our firm therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules promulgated thereunder.
Yours truly,
/s/  Stikeman Elliott LLP
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